Exhibit 3.1

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “SUMMIT WIRELESS TECHNOLOGIES, INC.”, CHANGING ITS NAME FROM "SUMMIT WIRELESS TECHNOLOGIES, INC." TO "WISA TECHNOLOGIES, INC.", FILED IN THIS OFFICE ON THE ELEVENTH DAY OF MARCH, A.D. 2022, AT 8:45 O`CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE ELEVENTH DAY OF MARCH, A.D. 2022 AT 5 O'CLOCK P.M.

4823903 8100	Authentication: 202888604
SR# 20220964738	Date: 03-11-22
You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

SUMMIT WIRELESS TECHNOLOGIES, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware

Summit Wireless Technologies, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

FIRST: The name of the Corporation is Summit Wireless Technologies, Inc.

SECOND: This Certificate of Amendment (this “Certificate of Amendment”) amends the provisions of the Corporation’s Certificate of Incorporation, as amended to date (the “Certificate of Incorporation”), last amended by the certificate of amendment to the Certificate of Incorporation filed with the Secretary of State of the State of Delaware on April 8, 2020.

THIRD: Article First of the Certificate of Incorporation, as amended to date, is stricken in its entirety and is hereby amended and restated to read as follows:

“The name of the Corporation is WiSA Technologies, Inc.”

FOURTH: This Certificate of Amendment and the change of name of the Corporation contemplated herein shall become effective at 5:00 P.M., Eastern Time, on March 11, 2022.

All other provisions of the Certificate of Incorporation shall remain in full force and effect.

This Certificate of Amendment has been duly adopted and approved in accordance with the provisions of Section 242 of the DGCL by the directors of the Corporation.

[Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer this 11th day of March, 2022.

SUMMIT WIRELESS TECHNOLOGIES, INC.

By:	/s/ Brett Moyer
Name:	Brett Moyer
Title:	Chief Executive Officer